Exhibit 5.1

                               990 Stewart Avenue
                        Garden City, New York 11530-4838
                                 (516) 832-7500
                               Fax: (516) 832-7555

                           Direct Dial: (516) 832-7500

                                  April 3, 2000

TekInsight.Com, Inc.
5 Hanover Square
New York, New York 10004

Ladies and Gentlemen:

         We have acted as counsel to TekInsight.Com, Inc., a Delaware corporation (the "Company"), in connection with Post-Effective Amendment No. 1 to Form S-3, File No. 333-1153 (the "Registration Statement"). The Registration Statement is to be filed on or about April 3, 2000 with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Act"), for the purpose of registering with the SEC up to 4,129,542 shares of common stock, par value $.0001 per share, of the Company (the "Common Stock"). This opinion is being delivered to you in connection with the Registration Statement.

         In connection with the foregoing, we have examined the Registration Statement and the prospectus contained therein (the "Prospectus"), and the Certificate of Incorporation and the By-Laws of the Company, both as amended through the date hereof. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates and other documents and have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinions expressed below.

         As to questions of fact material to our opinions expressed herein, we have, when relevant facts were not independently established, relied upon certificates of, and information received from, the Company and/or representatives of the Company. We have made no independent investigation of the facts stated in such certificates or as to any information received from the Company and/or representatives of the Company and do not opine as to the accuracy of such factual matters. We also have relied, without investigation, upon certificates and other documents from, and conversations with, public officials.

         In rendering the following opinions, we have assumed, without investigation, the authenticity of any document or other instrument submitted to us as an original, the conformity to the originals of any document or other instrument submitted to us as a copy, the genuineness of all signatures on such originals or copies, and the legal capacity of natural persons who executed any such document or instrument at the time of execution thereof.


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TekInsight.Com, Inc.
April 3, 2000
Page 2


         We have also assumed that, prior to the issuance of any shares of Common Stock pursuant to the exercise of any options or warrants of the Company, the Common Stock underlying which is being registered by the Registration Statement (the "Derivative Securities"), there will exist under the Certificate of Incorporation of the Company the requisite number of authorized but unissued shares of Common Stock of the Company, and that all actions necessary for the authorization and issuance of the Derivative Securities of the Company shall have been taken.

         We have further assumed that the issuance, amount and terms of the Common Stock to be offered and sold from time to time under the Registration Statement, upon exercise of any Derivative Securities, will have been authorized and determined by proper action of the Board of Directors of the Company or a duly designated committee of such Board of Directors (a "Committee") in accordance with the parameters described in the Registration Statement (each, a "Board Action") and in accordance with the Company's Certificate of Incorporation, By-laws and applicable law.

         In addition, we have assumed that, at or prior to the time of the issuance and sale, as applicable, of any of the Common Stock upon the exercise of any Derivative Securities, (i) no stop order shall have been issued in respect of the Registration Statement, (ii) there shall not have occurred, since the date of this opinion, any change in law affecting the validity of the Common Stock or the ability or capacity of the Company to issue any of the Common Stock to be issued upon exercise of any Derivative Securities, and (iii) the Company shall not have effected any material change to its Certificate of Incorporation or By-laws. We have also assumed, as appropriate, that neither the issuance and delivery of any of the Common Stock which shall be issued and delivered upon exercise of any Derivative Securities, nor the compliance by the Company with the any of the terms of the Common Stock, will violate any applicable law, rule or regulation, or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any order or restriction imposed by any court or governmental body having jurisdiction over the Company.

         Members of our firm involved in the preparation of this opinion are licensed to practice law in the State of New York and we do not purport to be experts on, nor to express any opinion herein concerning, the laws of any other jurisdiction other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America, to the extent specifically referred to herein.

         Based upon and subject to the foregoing, and the other qualifications and limitations contained herein, and after (a) the above-referenced Registration Statement has become effective under the Act, and assuming that such effectiveness remains in effect throughout the period during which shares of Common Stock are offered and sold, (b) the shares of Common Stock, if required, have been duly qualified or registered, as the case may be, for sale under applicable


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TekInsight.Com, Inc.
April 3, 2000
Page 3


state securities laws and all applicable securities laws have been complied with, and (c) all necessary action by the shareholders of the Company and the Board of Directors or Committees of the Board of Directors of the Company shall have been taken duly to authorize the offer, issuance and sale of Common Stock to be offered and sold under the Registration Statement, we are of the opinion that the shares of Common Stock to be offered and sold under the Registration Statement will have been duly authorized, validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name as it appears under the caption "Legal Matters" in the Prospectus. In giving such consent, we do not thereby admit we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC thereunder.

         We further consent to the filing of this opinion as an exhibit to applications to the securities commissioners of the various states of the United States, to the extent so required, in connection with the registration of the shares of Common Stock under the Registration Statement.

         This opinion is limited to the matters stated herein, and no opinion or belief is implied or may be inferred beyond the matters expressly stated herein.

         We wish to advise you that certain attorneys with Nixon Peabody LLP have beneficial ownership of certain shares of the Common Stock.

                                       Very truly yours,

                                       Nixon Peabody LLP